UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On November 9, 2021, Hercules Capital, Inc., a Maryland corporation (the “Company”), entered into a revolving credit agreement (the “Credit Facility”) with Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent, and the lenders and issuing banks from time to time party thereto. The Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $100.0 million. The Credit Facility has an accordion feature that allows for an increase in the total commitments of up to $150.0 million, subject to certain conditions. The Credit Facility provides for the issuance of letters of credit on the account of the Company or its designee in U.S. dollars and certain agreed upon foreign currencies in an aggregate face amount not to exceed $15.0 million. The Company’s obligations under the Credit Facility may in the future be guaranteed by certain of the Company’s subsidiaries and primarily secured by a first priority security interest (subject to certain exceptions) in only certain specified property and assets of the Company and the subsidiary guarantors thereunder.

Availability under the Credit Facility will terminate on November 7, 2025, or the Commitment Termination Date, and the outstanding loans under the Credit Facility will mature on November 9, 2026. The Credit Facility also requires mandatory prepayment of interest and principal upon certain events during the term-out period commencing on the Commitment Termination Date.

Borrowings under the Credit Facility are subject to compliance with a borrowing base and an aggregate portfolio balance. Interest under the Credit Facility for (i) loans for which the Company elects the base rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at an “alternate base rate” (which is the greater of (x) zero and (y) the highest of (a) the prime rate as published in the print edition of The Wall Street Journal, Money Rates Section, (b) the federal funds effective rate plus 0.5% and (c) the one-month Eurocurrency rate plus 1% per annum) plus 0.875% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, the alternate base rate plus 1.00% per annum; (ii) loans for which the Company elects the Eurocurrency option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 1.875% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to the Eurocurrency rate plus 2.00% per annum; and (iii) loans for which the Company elects the RFR option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to RFR plus 1.9934% per annum and (B) if the borrowing base is less than the product of 1.60 and the revolving credit exposure, is payable at a rate equal to RFR plus 2.1193% per annum. The Credit Facility will be subject to a non-usage fee of 0.375% per annum (based on the immediately preceding period’s average usage) on the unused portion of the commitment under the Credit Facility during the revolving period. The Company will be required to pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Credit Facility.

In connection with the Credit Facility, the Company has made certain representations and warranties and must comply with certain affirmative and negative covenants, including, but not limited to, (i) maintaining minimum shareholders’ equity, measured as of each fiscal quarter end, (ii) maintaining a minimum asset coverage ratio of 150% at all times and (iii) maintaining the Company’s status as a regulated investment company under the Internal Revenue Code of 1986, as amended, and as a business development company under the Investment Company Act of 1940, as amended. The Credit Facility also permits the administrative agent to select an independent third-party valuation firm to determine valuations of certain portfolio investments for purposes of borrowing base. In connection with the Credit Facility, the Company also entered into new collateral documents.

The Credit Facility also contains customary events of default with customary cure and notice provisions, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default and cross-acceleration to other indebtedness and bankruptcy. Upon the occurrence of an event of default, SMBC, as administrative agent, may, and at the request of the required lenders shall, terminate the commitments and declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable.

The above description is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to a copy of the Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of November 9, 2021, among Hercules Capital, Inc., the lenders and issuing banks from time to time party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent.

99.1	Press Release dated November 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

November 10, 2021	By:	/s/ Seth Meyer
Seth Meyer
Chief Financial Officer